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                                                              Exhibit 4 (a) (4)

                         INCORPORATED UNDER THE LAWS OF

                                 NORTH CAROLINA

Number                                                                   Shares

                      INTER*ACT ELECTRONIC MARKETING, INC.

              10% Series C Mandatorily Convertible Preferred Stock

This Certifies that _________________________________________________ is the
registered holder of ________________________________________________ Shares of
the 10% Series C Mandatorily Convertible Preferred Stock of Inter*Act Electronic Marketing, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________ day of ______________ A.D.

[Form of Reverse of Certificate]

The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the corporation that such registration or qualification is not required.

The shares of common stock into which the shares represented by this certificate are convertible, and the transfer thereof, are subject to the provisions of that certain Shareholders' Agreement dated as of April 16, 1993, as amended and as may be subsequently amended. Copies of the Shareholders' Agreement and amendments thereto are on file in, and may be examined at, the principal office of the Corporation.

THE CORPORATION WILL, UPON REQUEST, FURNISH ANY SHAREHOLDER, WITHOUT CHARGE, INFORMATION IN WRITING AS TO THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ALL CLASSES OF SHARES AND ANY SERIES THEREOF AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.


For Value Received, _____________________ hereby sell, assign and transfer unto _________________________ Shares represented by the within Certificate, and do hereby irrevocable constitute and appoint ___________________________________ Attorney to transfer the said Shares on the books of the within named Corporation will power of substitution in the premises.


Dated ___________________________